Exhibit 99.1
Investor Presentation Financial Information First Quarter 2009

Certain statements contained in this presentation and the accompanying slides may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period or by the use of forward-looking terminology, such as “anticipate,” “believe,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “intend,” “could,” “would” or “plan,” or future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, statements about growth opportunities, potential product expansion, potential market expansion, and the future operating results of BancorpSouth. We caution you not to place undue reliance on the forward-looking statements contained in this presentation, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, the ability of BancorpSouth to provide and market competitive products and services, the ability of BancorpSouth to manage growth and effectively serve an expanding customer and market base, changes in economic conditions, the ability of BancorpSouth to identify and enter new markets, changes in BancorpSouth’s operating or expansion strategy, changes in the national economy and in the economy in BancorpSouth’s market areas, the ability of BancorpSouth to attract, train and retain qualified personnel, changes in consumer preferences, geographic concentrations of BancorpSouth’s assets, the ability of BancorpSouth to implement and integrate new technologies, changes in business conditions, including, for example, changes in interest rates and regulatory changes, and other factors detailed from time to time in BancorpSouth’s press releases and filings with the Securities and Exchange Commission. BancorpSouth does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this presentation. Unless otherwise noted, any quotes in this presentation can be attributed to Mr. Patterson. Forward Looking Information 2

Corporate Profile 3/4 $13.5 billion in assets 3/4 9-state financial holding company 3/4 315 locations 3/4 Provides a comprehensive line of financial products and services to individuals and to small- to mid-size businesses 3/4 Traditional banking and non-interest products 3/4 Community banking focus 3 Data as of March 31, 2009

Market Footprint 4 * Insurance office in Itasca, IL not shown

BancorpSouth Insurance Services
For the first quarter of 2009, commissions totaled $22.6 million, a 8.2% decrease versus the same period in 2008. As of 12/31/08, total commissions and fees were $86.7 million, a 21.7% increase over the same date in 2007. Ranked 5th nationally among bank-owned insurance companies for total insurance income in the Michael White Associates Fee Income Ratings Report as of 12/31/2008 5 Ranked 34th nationally among insurance brokerage firms by Business Insurance in July of 2008

Balance Sheet Information Dollars in millions, except per share amounts 6 As of March 31, 2009 2008 % Change Total assets $13,458 $13,155 2.3 Total earning assets 12,240 11,910 2.8 Loans, net of unearned discount 9,713 9,233 5.2 Allowance for credit losses 135 119 13.4 Total deposits 10,092 10,086 0.1 Common shareholders’ equity 1,256 1,221 2.9 Book value per share $15.11 $14.83 1.9

Operating Results Dollars in millions, except per share amounts 7 “Profitability shows strength in a challenging environment.” Three Months Ended March 31, 2009 2008 % Change Net interest revenue $109.9 $110.1 (0.2) Provision for credit losses 14.9 10.8 38.0 Noninterest revenue 66.3 66.2 0.2 Noninterest expense 118.5 113.5 4.4 Income before income taxes 42.8 52.0 (17.7) Income tax provision 13.3 16.9 (21.3) Net income $29.5 $35.1 (16.0) Net income per share: diluted $0.35 $0.43 (18.6)

Performance Ratios 8 “Our operating results have continued to provide solid performance ratios.” Three Months Ended Months 31, 2009 2008 Return on average assets 0.90% 1.08% Return on average tangible equity 13.04% 16.03% Return on common equity 9.65% 11.78% Net interest margin 3.74% 3.79%

Net Interest Margin 9 “Our funds management strategies have produced a strong and relatively stable net interest margin.” 3.66% 3.74% 3.74% 3.66% 3.75% 3.64% 3.73% 3.72% 3.79% 3.66% 3.67% 3.79% 3.69% 3.00% 3.25% 3.50% 3.75% 4.00% Q1-06 Q2-06 Q3-06 Q4-06 Q1-07 Q2-07 Q3-07 Q4-07 Q1-08 Q2-08 Q3-08 Q4-08 Q1-09

Earnings Per Share History 10 1.43 1.47 1.57 1.69 0.43 1.45 0.35 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 2004 2005 2006 2007 2008 2009 1st Qtr YTD Total Year

Deposits and Borrowings 11 Data based on Average Balances “Demand deposits have risen 14% from 1Q-08 to 1Q-09.” 1Q-08 13% 29% 10% 5% 37% 6% 1Q-09 34% 14% 13% 5% 28% 6% Demand — Non-Interest Demand — Interest CDs Savings Short Term Borrowings Other

Deposits 12 as of March 31, 2009 6% 17% 8% 47% 4% 11% 7% TN TX AL AR MO LA MS $8.9 $9.1 $9.8 $10.7 $10.1 $10.1 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 $11.0 $12.0 2004 2005 2006 2007 2008 2009 Total Deposits as of March 31 ($ in billions) “A strategy of controlling growth.”

$6.3 $6.9 $7.4 $8.7 $9.2 $9.7 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 $11.0 2004 2005 2006 2007 2008 2009 Loans Net of Unearned Income as of March 31 ($ in billions) Loans 13 as of March 31, 2009 CAGR = 9.21% “Loan growth has continued at a steady pace.” 8% 13% 7% 9% 12% 7% 44% MO LA AR TX AL TN MS

Loan Portfolio as of March 31, 2009, dollars in millions 14 Outstanding NPL NPL as a Percent of Outstanding Commercial & Industrial $1,267 $6.8 0.54% Real Estate 7,604 61.1 0.80% Consumer Mortgages 2,037 18.1 0.89% Home Equity 520 1.6 0.31% Agricultural 239 1.4 0.57% Commercial & Industrial-Owner Occupied 1,455 7.1 0.49% Construction, Acquisition and Development 1,693 30.5 1.80% Commercial 1,660 2.4 0.14% Credit Cards 98 3.9 4.00% All Other 744 2.0 0.26% Total Loans $9,713 $73.8 0.76%

Real Estate Construction, Acquisition and Development 15 as of March 31, 2009, dollars in millions Outstanding NPL NPL as a Percent of Outstanding Multi-Family Construction $13 $0.1 0.89% Condominiums 18 0.0 0.00% 1-4 Family Construction 338 3.1 0.91% Recreation and All Other Loans 48 1.0 2.08% Commercial Construction 367 6.7 1.82% Commercial Acquisition and Development 257 0.4 0.18% Residential Acquisition and Development 652 19.2 2.95% Real Estate Construction, Acquisition and Development $1,693 $30.5 1.80%

Non-Performing Assets and Loans 90 days or more Past Due / Assets (%) 16 Peer Data from SNL Financial as of 4/24/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 1.59 0.90 0.82 0.50 0.56 0.73 2.19 1.16 0.82 0.99 0.00 0.50 1.00 1.50 2.00 2.50 3/31/08 6/30/08 9/30/08 12/31/08 3/31/09 BXS SNL Bank

Reserve Coverage of Non-Performing Assets and Loans 90 days or more Past Due (%) 17 Peer Data from SNL Financial as of 4/24/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 102.17 99.51 83.51 132.25 182.57 164.66 120.36 111.02 74.71 104.62 0 50 100 150 200 3/31/08 6/30/08 9/30/08 12/31/08 3/31/09 BXS SNL Bank

Net Charge-Offs / Average Loans (%) 18 Peer Data from SNL Financial as of 4/24/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 0.44 0.29 0.30 0.57 0.54 2.38 1.72 1.47 2.38 1.13 0.0 0.5 1.0 1.5 2.0 2.5 3/31/08 6/30/08 9/30/08 12/31/08 3/31/09 BXS SNL Bank

Total Equity / Total Assets (%) 19 Peer Data from SNL Financial as of 4/24/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 8.65 7.80 8.86 9.28 9.34 9.21 9.20 9.33 9.42 8.41 7.0 7.5 8.0 8.5 9.0 9.5 10.0 3/31/08 6/30/08 9/30/08 12/31/08 3/31/09 BXS SNL Bank

20 Tangible Equity / Tangible Assets (%) Peer Data from SNL Financial as of 4/24/09 The SNL Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 7.29 7.14 7.15 7.15 7.28 4.86 6.36 5.20 4.74 5.92 4.0 4.5 5.0 5.5 6.0 6.5 7.0 7.5 8.0 3/31/08 6/30/08 9/30/08 12/31/08 3/31/09 BXS SNL Bank

Dividend Growth 21 Cash dividend per share of common stock Dividend Yield = 3.66% * * as of April 24, 2009 $0.00 $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 $0.45 $0.50 $0.55 $0.60 $0.65 $0.70 $0.75 $0.80 $0.85 $0.90 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008

Total Shareholder Return including dividends Source: Bloomberg 22 Periods ending 3/31/09 -4.8% -23.3% 2.5% -3.0% -10.1% 6.2% 5.9% 1.1% 10.5% -25.0% -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 5 Year 10 Year 15 Year S&P 500 Index S&P 500 Banks Index BXS

BancorpSouth’s common stock is traded on the New York Stock Exchange under the symbol BXS. Additional information can be found at www.bancorpsouth.com . Investor Inquiries: L. Nash Allen, Jr. William L. Prater Chief Financial Officer Executive Vice President BancorpSouth, Inc. BancorpSouth, Inc. 662-680-2330 662-680-2536 nash.allen@bxs.com bill.prater@bxs.com

A Leading Regional Bank in the Mid-South

Reconciliation of Non-GAAP Measures

	As of 12/31/2007	As of 3/31/2008	As of 6/30/2008	As of 9/30/2008	As of 12/31/2008	As of 3/31/2009
(Period End Balances)						
Shareholders' Equity --> A	1,196,626	1,221,135	1,233,776	1,242,719	1,240,260	1,255,659
Assets --> B	13,189,841	13,154,871	13,399,151	13,300,728	13,480,218	13,458,364
Intangibles --> C	281,439	302,989	301,896	300,624	297,131	295,867
Tangible Equity --> D=A-C	915,188	918,146	931,879	942,095	943,129	959,792
Tangible Assets --> E=B-C	12,908,403	12,851,882	13,097,255	13,000,104	13,183,087	13,162,497
Total Equity / Total Assets (%) -- > F=A/B	9.07%	9.28%	9.21%	9.34%	9.20%	9.33%
Tangible Equity / Tangible Assets (%) -- > G=D/E	7.09%	7.14%	7.12%	7.25%	7.15%	7.29%

	YTD 12/31/2007	YTD 3/31/2008	YTD 6/30/2008	YTD 9/30/2008	YTD 12/31/2008	YTD 3/31/2009
Net Income --> H	137,943	35,145	75,270	103,615	120,411	29,477
Amortization of Intangibles, net of tax --> I	3,133	944	1,855	2,770	3,660	840
Income excluding Amortization of Intangibles --> J=H-I	141,076	36,089	77,125	106,385	124,071	30,317
(Average Balances)						
Assets --> K	12,857,135	13,100,524	13,108,332	13,174,345	13,200,801	13,324,878
Shareholders' Equity --> L	1,121,000	1,199,457	1,213,013	1,219,170	1,224,280	1,238,971
Intangibles --> M	258,774	294,082	298,248	299,215	299,194	296,419
Tangible Equity --> N=L-M	862,226	905,375	914,766	919,955	925,086	942,552
Return on Average Assets (annualized) --> O=H/K	1.07%	1.08%	1.15%	1.05%	0.91%	0.90%
Return on Average Shareholders' Equity (annualized) --> P=H/L	12.31%	11.78%	12.48%	11.35%	9.84%	9.65%
Return on Average Tangible Equity (annualized) --> Q=J/N	16.36%	16.03%	16.95%	15.45%	13.41%	13.04%